                                                                   EXHIBIT T3A.1


                            CERTIFICATE OF FORMATION

                                       OF

                                 EOTT ENERGY LLC


         The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act ("DLLCA"), hereby certifies that:

         FIRST: The name of the limited liability company is EOTT Energy LLC (the "Company").

         SECOND: The address of the registered office of the Company required to be maintained by Section 18-104 of the DLLCA is 9 East Loockerman Street, Dover, Delaware 19901. The name of its registered agent at such address is National Registered Agents, Inc.

         Executed this 13th day of November, 2002.



                                                  By:   /s/ Walter W. Zimmerman
                                                     ---------------------------
                                                            Walter W. Zimmerman